77Q1(e)

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended June 30, 2010

Sub-Item 77Q1(e): Amendments to any new or amended Registrant investment advisory contracts

Amendment to the Investment Advisory Agreement between the Registrant and Quaker Funds, Inc., dated March 3, 2010, is incorporated by reference to item (d)(2) of Post-Effective Amendment No. 53 to the Registration Statement filed on Form N-1A on May 7, 2010.